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                                                                     EXHIBIT 5.1

                [WILSON, SONSINI, GOODRICH & ROSATI LETTERHEAD]


                                                                   June 15, 1995


VLSI Technology, Inc.
1109 McKay Drive
San Jose, California 95131

    RE:  REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:


    We have examined the Registration Statement on Form S-3 filed by you with the Securities and Exchange Commission (the "SEC") on June 7, 1995 (file No. 33-60049), as proposed to be amended by Amendment No. 1 thereto proposed to be filed by you with the SEC on or about June 15, 1995, in connection with the registration under the Securities Act of 1933, as amended, of 3,450,000 shares of your Common Stock, $0.01 par value (the "Shares"), all of which are authorized but heretofore unissued, including an over-allotment option for 450,000 shares held by the underwriters. The Shares are to be sold to the underwriters for resale to the public as described in the Registration Statement pursuant to the Underwriting Agreement filed as Exhibit 1.1 thereto. As your outside legal counsel, in connection with this transaction, we have examined the proceedings taken or proposed to be taken in connection with said sale and issuance of the Shares.


    It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your outside legal counsel, to be taken prior to the issuance of the Shares, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares, when issued and sold in the manner referred to in the Registration Statement, will be legally and validly issued, fully paid and non-assessable.

    We consent to the use of this opinion as an exhibit to the Registration Statement, including the prospectus constituting a part thereof, and any amendment thereto.

                                          Very truly yours,

                                          WILSON, SONSINI, GOODRICH & ROSATI
                                          Professional Corporation

                                          /s/ WILSON, SONSINI, GOODRICH & ROSATI